UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: August 16, 2007
RSC Holdings Inc.
RSC Equipment Rental, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware Arizona (State or Other Jurisdiction of Incorporation)	001-33485 N/A (Commission File Number)	22-1669012 86-0933835 (IRS Employer Identification No.)
6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona 85254
(Address of Principal Executive Offices) (Zip Code)

(480) 905-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Director
On August 16, 2007, the Board of Directors of RSC Holdings Inc. (the “Company”) increased the size of the Board from eleven to twelve members and elected Donald C. Roof as a new independent director of the Company.
Mr. Roof most recently served as Executive Vice President and Chief Financial Officer of Joy Global from 2001 to 2007. Prior to joining Joy, Mr. Roof was President and CEO of Heafner Tire Group from 1999 to 2001 and served as Chief Financial Officer from 1997 to 1999. Mr. Roof currently serves as a director for Accuride Corp.
There is no arrangement or understanding between Mr. Roof and any other person pursuant to which Mr. Roof was selected as a director of the Company. Mr. Roof was also simultaneously elected to the Board of Directors of the Company’s wholly owned operating subsidiary, RSC Equipment Rental, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Equipment Rental, Inc.
	By:	/s/ Kevin J. Groman
Dated: August 17, 2007		Kevin J. Groman
Senior Vice President, General Counsel, and Corporate Secretary